EXHIBIT 10.18

                         PROMISSORY NOTE

                                              Baltimore, Maryland
                                                    June 26, 1995
$1,300,000.00

          FOR VALUE RECEIVED, Universal Security Instruments, Inc., a Maryland Corporation, (hereinafter called "Maker") promises to pay to the order of Loyola Federal Savings Bank (hereinafter, together with all subsequent holders of this Note, called "Lender") the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000.00), together with interest on the unpaid principal balance from time to time outstanding at the rate of ten per cent (10%) per annum, principal and interest being due and payable in the following manner.

          (1) Unless this Note is executed on the first day of a calendar month, on the first day of the first calendar month following the date hereof, a payment of interest on the principal balance at the rate aforesaid shall be due and payable.

          (2) Commencing as of the first day of the calendar month immediately succeeding the first full calendar month after the date hereof (or on the first day of the first calendar month after the date hereof if this Note is executed on the first day of a calendar month), and continuing thereafter on the first day of each calendar month thereafter until and including the first day of the first calendar month prior to the final payment date provided in subparagraph (3) below, the unpaid principal and accrued balance of this Note shall be due and payable in equal monthly installments of Eleven Thousand Eight Hundred Thirteen and 11/100 Dollars ($11,813.11) each, for a total of sixty (60) equal and consecutive monthly payments.

          (3) A final payment equal to the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon at the rate aforesaid shall be due and payable, in full, on July 1, 2000 (the "Maturity Date").

          THIS NOTE CALLS FOR A BALLOON PAYMENT OF PRINCIPAL.  ON
THE MATURITY DATE, A PORTION OR ALL OF THE PRINCIPAL AMOUNT OF
THE NOTE MAY REMAIN UNPAID AND THEN BE DUE.

          All past due principal and interest shall bear interest at a rate of two (2) percentage points in excess of the interest rate hereinbefore provided. The Maker shall also pay (i) a late charge equal to five percent (5%) of the aggregate monthly payment if such payment is made more than fifteen (15) days after the due date thereof, and (ii) costs of collection, including attorney's fees as hereinafter provided, if this Note is referred to an attorney for collection after default, whether or not any action shall be instituted to enforce or collect this Note.

          All payments on this Note shall be applied to (i) first, the Escrow Account for taxes and assessments (as provided in the Deed of Trust as hereinafter defined), (ii) second, payment of accrued but unpaid interest, and (iii) third, any remainder shall be applied to reduction of the principal balance hereof. All payments hereunder shall be payable in lawful money of the United States of America and shall be made to the Lender at 1300 North Charles Street, Baltimore, Maryland 21201 or at such other address as the Lender may from time to time designate in writing to Maker during regular business hours. Any payment of principal and interest received after 2:00 p.m., Baltimore time, shall be deemed to have been received by Lender on the next business day and shall bear interest accordingly. Any payment tendered other than in coin or currency as aforesaid shall be accepted by Lender subject to collection, and interest shall accrue until the business day on which good funds are available for immediate use by Lender on or before 2:00 p.m. Baltimore time, of said business day.

          This Note may be prepaid in its entirety at any time without penalty.

          Maker and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof. From time to time, without affecting the obligation of the Maker to pay the outstanding principal balance of this Note and to observe the covenants of the Maker contained herein, without affecting the duties and obligations of any endorser hereto, without affecting the duties and obligations of any guarantor hereof, without giving notice to or obtaining the consent of the Maker or any endorser hereto or guarantor hereof, and without liability on the part of the Lender, the Lender may, at the option of the Lender, extend the time for payment of interest hereon and/or principal hereof, reduce the payments hereunder, release anyone liable on this Note, accept a renewal of this Note, modify the terms and time of payment of this Note, join in any extension or subordination or exercise any option or election hereunder, modify the rate of interest or period of amortization or principal due date of this Note or exercise any option or election hereunder. No one or more of such actions shall constitute a novation.

          If default be made in the payment in whole or in part of any sum provided for herein, or a Default or an Event of Default shall occur under any Loan Document (as defined in the Deed of Trust) including all current and future supplements, amendments and attachments thereto, then Lender may, at its option, without further notice or demand, declare the unpaid principal balance and accrued interest on this Note at once due and payable, foreclose all liens securing payment hereof, pursue any and all other rights, remedies, and recourses available to Lender, or pursue any combination of the foregoing, all remedies hereunder and under the Loan Documents being cumulative. Lender shall have the right to rescind any acceleration in payment.of this Note for default, as aforesaid, if Lender so elects, in which event this Note shall be construed, interpreted and enforced in the same manner as if Lender had never elected to declare the unpaid principal balance and accrued interest of this Note at once due and payable.

          Failure to exercise any of the foregoing options upon the happening of one or more of the foregoing events shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. Lender shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time, or nullify any prior exercise of any such option without the express written consent of the Lender.

          This Note is secured, inter alia by a Deed of Trust, Assignment of Rents and Security Agreement (the "Deed of Trust") of even date herewith executed by Maker in favor of Thomas R. Marvel and A. Gregory Manuel, Trustees, for the benefit of the Lender, covering certain real and personal property situated in Baltimore County, Maryland, as more particularly described therein and to which Deed of Trust reference is hereby made for a definition of terms, for the nature and extent of the security afforded thereby, and for the rights of the Lender with respect to such security.

          This Note shall be governed by and construed according to the laws of the State of Maryland, without regard to principles of conflict of laws.

          IF THIS NOTE IS NOT PAID WHEN DUE, OR ANY OTHER DEFAULT SHALL OCCUR HEREUNDER OR UNDER THE DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS, MAKER DOES HEREBY AUTHORIZE ANY CLERK OF ANY COURT OF RECORD OR ANY ATTORNEY TO ENTER IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF MARYLAND OR ANY OTHER STATE OR TERRITORY OF THE UNITED STATES, JUDGMENT BY CONFESSION AGAINST MAKER AND IN FAVOR OF LENDER FOR THE ENTIRE PRINCIPAL AMOUNT OF THIS NOTE THEN REMAINING UNPAID WITH INTEREST THEREON, TOGETHER WITH ATTORNEY'S FEES OF FIFTEEN PERCENT (15%) OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS NOTE AND COURT COSTS, WITHOUT STAY OF EXECUTION OR RIGHT OF APPEAL EXPRESSLY WAIVING THE BENEFIT OF ALL EXEMPTION LAWS AND ALL IRREGULARITY OR ERROR IN ENTERING SAID JUDGMENT OR THE EXECUTION THEREON. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED, AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LENDER SHALL ELECT, UNTIL SUCH TIME AS LENDER SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL INDEBTEDNESS OF MAKER TO LENDER.

          It is expressly stipulated and agreed that the loan evidenced by this Note is a "commercial loan" as defined in the Commercial Law Article of the Annotated Code of Maryland.

          All notices hereunder shall be given at the following addresses: if to Maker, Universal Security Instruments, Inc., 10324 S. Dolfield Road, Owings Mills, Maryland 21117, with a copy to Edward E. Obstler, Esquire, c/o Gordon, Feinblatt, Rothman, Hoffberger & Hollander, The Garrett Building, 233 E. Redwood Street, Baltimore, Maryland 21202; if to Lender, Loyola Federal Savings Bank, 1300 North Charles Street, Baltimore, Maryland 21201, Attn: A. Gregory Manuel, Vice President, with a copy to Searle E. Mitnick, Esquire, c/o Kaplan, Heyman, Greenberg, Engelman & Belgrad, P.A., 20 S. Charles Street, 10th Floor, Baltimore, Maryland 21201. Either party may change its address for notice purposes upon giving fifteen (15) days prior notice thereof in accordance with this paragraph. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, or by delivering the notice in person to the intended addressee. Any notice mailed as above provided shall be effective the day following the day of deposit in the custody of the U. S. Postal Service; notice personally delivered shall be effective upon receipt.

          Lender and Maker each, on behalf of itself and its successors and assigns, WAIVES to the fullest extent permitted by law, all right to TRIAL BY JURY of any and all claims between them arising under this Note, the Deed of Trust, or any other Loan Documents executed, and any and all claims arising under common law or under any statute of any state or the United States of America, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, Lender and Maker acknowledge and agree that any and all claims made by Lender against Maker and all claims made against Lender by Maker shall be heard by a judge or a court of proper jurisdiction, and shall not be heard by a jury. Lender and Maker acknowledge and agree that THIS WAIVER OF TRIAL BY JURY IS A MATERIAL ELEMENT OF THE CONSIDERATION FOR THIS TRANSACTION. Lender and Maker, with advice of counsel, each acknowledges that it is knowingly and voluntarily waiving a legal right by agreeing to this waiver provision.

          If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Maker under this Note.

          The use of any gender, tense or conjugation herein shall be applicable to all genders, tenses and conjugations. The use of the singular shall include the plural, and the plural shall include the singular.

          Executed in Baltimore, Maryland, as of the date and year first above written.

          Time is of the essence.


WITNESS:                    UNIVERSAL SECURITY INSTRUMENTS, INC.,
                            Maker


                            By:                           (SEAL)
                                                  Vice President



          This is to certify that this is the Note described in a certain Deed of Trust of even date herewith from Maker as Grantor therein to the Trustees named therein.





                            Notary Public


My Commission Expires: